Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
– Third-Quarter Revenue Growth of 12.3% –
– Third-Quarter Same Center Revenue Growth of 14.2% –
– Third-Quarter Adjusted EBITDA of $6.1 Million –

ATLANTA – October 30, 2013 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal third quarter ended September 28, 2013.

Revenues for the fiscal third quarter increased 12.3% to $558.0 million from $496.8 million for the same period a year ago.  Overall unit volume increased 11.9% compared to the same period a year ago.   On a comparable basis, same center revenues for the fiscal third quarter increased 14.2%.  The Company incurred a net loss of $3.2 million, or $0.04 per diluted share for the fiscal third quarter of 2013, compared with a net profit of $3.1 million, or $0.05 per diluted share, for the fiscal third quarter of 2012.  After adjusting for significant special items, fiscal third quarter adjusted net loss was $2.2 million compared to an adjusted net loss of $3.7 million for the same period a year ago.

Adjusted EBITDA increased 117.9% to $6.1 million from $2.8 million for the same period a year ago.  The improvement in Adjusted EBITDA reflects an increase in unit volume and the Company’s continued focus on operating efficiency and leveraging fixed costs as unit volume increased.

Gross profit for the fiscal third quarter totaled $62.5 million, up 3.2% from $60.5 million in the year-ago period.  Gross margins were 11.2% compared to 12.2% a year ago. Overall gross margins were impacted by a higher mix of lower-margin structural sales, low margin sales related to the closure of five distribution centers, and a highly competitive pricing environment.  Same center gross margins were 11.5% compared to 12.1% a year ago.

Fiscal third-quarter operating expenses of $59.4 million increased $9.1 million compared to the same period a year ago.  Fiscal third-quarter operating expenses included $0.9 million in net gains from significant special items compared to a $9.2 million gain from the sale of certain properties in the prior period.  After adjusting for significant special items in the fiscal third quarters of 2013 and 2012, operating expense as a percentage of revenue improved to 10.8% in the third quarter of 2013 from 12.0% in the third quarter of 2012.  Reported operating profit for the quarter was $3.1 million, compared to an operating profit of $10.3 million a year ago and reflects the increase in gross margin dollars and the significant special items detailed in the adjusted net loss table below.

BlueLinx 3Q ’13 Press Release

“The implementation of the Company’s previously announced restructuring program is proceeding as planned, and sales and operational initiatives are having a positive impact,” said BlueLinx Executive Chairman Howard Cohen.  “Despite the restructuring this quarter, the Company achieved a significant improvement in same center results.  We have regained sales growth momentum in higher margin specialty products, which grew 11.7% on a same center basis and increased the Company’s adjusted EBITDA by $3.3 million or 118%.  On an overall basis, commodity pricing has stabilized and margins are recovering.  Changes made to reduce the Company’s cost structure and simplify the organization structure also contributed to the Company’s improved same center performance.”

We have launched other initiatives this quarter that we believe will add significantly to the Company’s financial performance.  We are pursuing multiple avenues for growth in addition to accelerated specialty product growth, including an emphasis on faster-growing markets and expanding into adjacent market segments like multi-family,” Mr. Cohen concluded.

For the fiscal nine months ended September 28, 2013, revenues totaled $1.67 billion, up 13.5% from $1.47 billion the same period a year ago.  Net loss for the fiscal nine months ended September 28, 2013 totaled $38.2 million, or $0.49 per diluted share, compared with a net loss of $11.7 million, or $0.18 per diluted share a year ago.  Fiscal nine-month results for 2013 included net charges from significant special items of $8.0 million, or $0.10 per diluted share.  Fiscal nine-month results for 2012 included net gains from significant special items of $10.2 million, or $0.16 per diluted share.

Gross profit for the fiscal nine months ended September 28, 2013 totaled $174.1 million and gross margin was 10.5%, compared with $178.0 million and 12.1% a year ago.  Declines in gross margin were driven by lower margin structural sales increasing from 41% of revenue in the year ago period to 45% of revenue for the nine months ended September 28, 2013.  The decline in gross margin was further impacted by volatility in wood-based structural products pricing, primarily during the fiscal 2013 second quarter.

Total operating expenses for the fiscal nine months ended September 28, 2013 increased to $191.7 million from $167.9 million a year ago.  Operating expenses for the fiscal nine months ended September 28, 2013 included $3.9 million in gains from the sale of certain properties and $11.0 million in restructuring and severance costs.  Operating expenses in the year ago period included total gains of $10.2 million from the sale of certain properties and an insurance settlement.  Reported operating loss for the nine months ended September 28, 2013 was $17.6 million, compared to operating income of $10.0 million a year ago and reflects the decline in gross margin and the significant special items detailed in the adjusted net loss table below.

The Company’s net sales and EBITDA for the 2013 and 2012 third quarter and year-to-date- periods, reported on a same center basis, are shown in the following non-GAAP table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Adjusted EBITDA in millions (unaudited)	Quarters Ended			Nine Months Ended
	September 28, 2013	September 29, 2012	% Inc (Dec)	September 28, 2013	September 29, 2012	% Inc (Dec)
Net Sales:
Same Center	$535.6	$469.0	14.2%	$1,580.1	$1,386.4	14.0%
Closed Center	22.4	27.8	(19.4%)	85.6	81.1	5.5%
Total Net Sales	$558.0	$496.8	12.3%	$1,665.7	$1,467.5	13.5%

EBITDA:
Adjusted EBITDA	$6.1	$2.8	117.9%	$0.1	$5.1	(98.0%)
Closed Center EBITDA	(1.8)	0.4	(550.0%)	(3.4)	1.3	(361.5%)
Significant Special Items	0.9	9.2	(90.2%)	(8.0)	10.2	(178.4%)
Total EBITDA	$5.2	$12.4	(58.1%)	$(11.3)	$16.6	(168.1%)

BlueLinx 3Q ’13 Press Release

The Company’s operating results for the 2013 and 2012 third quarter and year-to-date periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Adjusted Net Loss in millions, except per share amounts (unaudited)	Quarters Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Pretax (loss) income	$(3.8)	$3.0	$(38.9)	$(11.3)
Gain from sale of certain properties	(3.7)	(9.2)	(3.9)	(9.7)
Gain from property insurance settlement	-	-	-	(0.5)
Restructuring inventory reserve	-	-	1.0	-
Restructuring and severance related costs	2.8	-	11.0	-

Adjusted pretax loss	(4.7)	(6.2)	(30.8)	(21.5)
Adjusted benefit from income taxes	(2.5)	(2.5)	(12.6)	(8.0)

Adjusted net loss	$(2.2)	$(3.7)	$(18.2)	$(13.5)

Diluted weighted average shares	84.6	65.5	78.5	65.4

Adjusted diluted net loss per share applicable to common shares	$(0.03)	$(0.06)	$(0.23)	$(0.21)

For the quarter and year-to-date periods ended September 28, 2013, the above table reflects the following events; (i) the Company recorded a gain on the sale of certain surplus properties; (ii) the Company recorded a restructuring inventory reserve; (iii) the Company recorded certain restructuring and severance related costs.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

For the quarter and year-to-date periods ended September 29, 2012, the above table reflects the following events; (i) the Company recorded a gain on the sale of certain surplus properties; (ii) the Company recorded a gain from a property insurance settlement.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

Liquidity and Capital Resources

As of September 28, 2013, the Company had $92.5 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

BlueLinx 3Q ’13 Press Release

Conference Call

BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.  Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.  Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 86939743.  The recording will be available two hours after the conference call has concluded.  Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures

BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net (loss) income plus interest expense and all interest expense related items (e.g. changes associated with ineffective interest rate swap, write-off of debt issue costs, charges associated with mortgage refinancing), income taxes, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments.  Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,800 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 50 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 3Q ’13 Press Release

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 3Q ’13 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$557,952	$496,810	$1,665,697	$1,467,544
Cost of sales	495,460	436,279	1,491,563	1,289,593
Gross profit	62,492	60,531	174,134	177,951
Operating expenses:
Selling, general, and administrative	57,255	48,156	185,184	161,358
Depreciation and amortization	2,144	2,106	6,547	6,553
Total operating expenses	59,399	50,262	191,731	167,911

Operating income (loss)	3,093	10,269	(17,597)	10,040
Non-operating expenses:
Interest expense	6,918	7,294	21,026	21,401
Other expense (income), net	17	(16)	252	(29)

(Loss) income before (benefit from) provision for income taxes	(3,842)	2,991	(38,875)	(11,332)
(Benefit from) provision for income taxes	(636)	(77)	(714)	325

Net (loss) income	$(3,206)	$3,068	$(38,161)	$(11,657)

Basic weighted average number of common shares outstanding	84,596	65,473	78,492	65,438
Basic net (loss) income per share applicable to common shares	$(0.04)	$0.05	$(0.49)	$(0.18)
Diluted weighted average number of common shares outstanding	84,596	65,473	78,492	65,438
Diluted net (loss) income per share applicable to common shares	$(0.04)	$0.05	$(0.49)	$(0.18)

BlueLinx 3Q ’13 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	September 28,	December 29,
	2013	2012
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$6,869	$5,188
Receivables, net	207,927	157,465
Inventories, net	259,722	230,059
Other current assets	29,696	19,427
Total current assets	504,214	412,139

Property, plant, and equipment:
Land and improvements	41,053	43,120
Buildings	90,386	94,070
Machinery and equipment	78,145	78,674
Construction in progress	2,415	1,173
Property, plant, and equipment, at cost	211,999	217,037
Accumulated depreciation	(104,348)	(101,684)
Property, plant, and equipment, net	107,651	115,353
Non-current deferred income tax assets, net	445	445
Other non-current assets	16,950	16,799
Total assets	$629,260	$544,736

Liabilities:
Current liabilities:
Accounts payable	$109,520	$77,850
Bank overdrafts	20,463	35,384
Accrued compensation	4,678	6,170
Current maturities of long-term debt	60,857	8,946
Deferred income taxes, net	449	449
Other current liabilities	15,412	10,937
Total current liabilities	211,379	139,736
Non-current liabilities:
Long-term debt	377,014	368,446
Other non-current liabilities	57,142	57,146
Total liabilities	645,535	565,328

Stockholders’ Deficit:
Common stock	866	637
Additional paid in capital	250,930	209,815
Accumulated other comprehensive loss	(28,908)	(30,042)
Accumulated deficit	(239,163)	(201,002)
Total stockholders’ deficit	(16,275)	(20,592)
Total liabilities and stockholders’ deficit	$629,260	$544,736

BlueLinx 3Q ’13 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Periods Ended
	September 28,	September 29,
	2013	2012
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(38,161)	$(11,657)
Adjustments to reconcile net loss
to cash used in operations:
Depreciation and amortization	6,547	6,553
Amortization of debt issuance costs	2,396	2,799
Write-off of debt issuance costs	119	-
Gain from sale of properties	(3,908)	(9,680)
Gain from property insurance settlement	-	(476)
Vacant property charges, net	1,398	(30)
Severance charges	4,703	-
Payments on modification on lease agreement	-	(5,875)
Deferred income tax benefit	-	(24)
Share-based compensation expense	5,577	2,097
(Increase) decrease in restricted cash related to insurance and other	(2,028)	(123)
Other	1,120	4,509
	(22,237)	(11,907)
Changes in primary working capital components:
Receivables	(50,462)	(52,868)
Inventories	(29,663)	(34,675)
Accounts payable	31,568	12,776
Net cash used in operating activities	(70,794)	(86,674)

Cash flows from investing activities:
Property, plant, and equipment investments	(4,005)	(2,490)
Proceeds from disposition of assets	8,073	18,561
Net cash provided by investing activities	4,068	16,071

Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	16	-
Repurchase of shares to satisfy employee tax withholdings	(2,867)	(446)
Repayments on the revolving credit facilities	(422,231)	(345,674)
Borrowings from the revolving credit facilities	490,264	436,374
Payments of principal on mortgage	(7,554)	(8,370)
Payments on capital lease obligations	(1,152)	(604)
(Decrease) increase in bank overdrafts	(14,921)	9,528
Increase in restricted cash related to the mortgage	(8,970)	(15,546)
Debt issuance costs	(2,893)	(1,683)
Proceeds from stock offering less expenses paid	38,715	-
Net cash provided by financing activities	68,407	73,579

Increase in cash	1,681	2,976
Balance, beginning of period	5,188	4,898
Balance, end of period	$6,869	$7,874

Non Cash Transactions:
Capital leases	$-	$32

BlueLinx 3Q ’13 Press Release

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net cash used in operating activities to Non-GAAP EBITDA
in thousands

	Quarters Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

GAAP net cash provided by (used in) operating activities	$62,863	$23,432	$(70,794)	$(86,674)

Adjustments:

Amortization of debt issuance costs	(724)	(936)	(2,396)	(2,799)
Write-off of debt issuance costs	-	-	(119)	-
Payments on modification of lease agreement	-	875	-	5,875
Gain from sale of certain properties	3,679	9,150	3,908	9,680
Gain from property insurance settlement	-	-	-	476
Vacant property charges, net	(1,398)	(48)	(1,398)	30
Severance charges	(372)	-	(4,703)	-
Share-based compensation	(1,250)	(677)	(5,577)	(2,097)
Changes in assets and liabilities	(63,858)	(26,622)	49,465	70,405
Interest expense	6,918	7,294	21,026	21,401
(Benefit from) provision for income taxes	(636)	(77)	(714)	325

EBITDA	$5,222	$12,391	$(11,302)	$16,622

EBITDA	$5,222	$12,391	$(11,302)	$16,622
Restructuring inventory reserve	-	-	1,000	-
Restructuring and severance related costs	2,758	-	10,956	-
Gain from sale of certain properties	(3,679)	(9,151)	(3,908)	(9,680)
Gain from property insurance settlement	-	-	-	(476)
Closed Center EBITDA	1,840	(424)	3,366	(1,344)
Adjusted EBITDA	$6,141	$2,816	$112	$5,122

BlueLinx 3Q ’13 Press Release

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax (loss) income	$(3,842)	$2,991	$(38,875)	$(11,332)
Gain from sale of certain properties	(3,679)	(9,151)	(3,908)	(9,680)
Gain from property insurance settlement	-	-	-	(476)
Restructuring inventory reserve	-	-	1,000	-
Restructuring and severance related costs	2,758	-	10,956	-
Adjusted pretax loss	(4,763)	(6,160)	(30,827)	(21,488)
Adjusted benefit from income taxes	(2,474)	(2,454)	(12,614)	(7,969)
Adjusted net loss	$(2,289)	$(3,706)	$(18,213)	$(13,519)
Diluted weighted average shares	84,596	65,473	78,492	65,438
Adjusted diluted net loss per share applicable to common shares	$(0.03)	$(0.06)	$(0.23)	$(0.21)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net (loss) income	$(3,206)	$3,068	$(38,161)	$(11,657)
Gain from sale of certain properties	(3,679)	(9,151)	(3,908)	(9,680)
Gain from property insurance settlement	-	-	-	(476)
Restructuring inventory reserve	2,758	-	1,000	-
Restructuring and severance related costs	-	-	10,956	-
Tax effect of selected charges	355	3,532	(3,106)	3,920
Valuation allowance	1,483	(1,155)	15,006	4,374
Adjusted net loss	$(2,289)	$(3,706)	$(18,213)	$(13,519)

###